Exhibit 23.2

Connor & Connor Pllc

Attorneys at Law

2580 Anthem Village Drive, Henderson, NV 89052

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission and to each reference to us under the headings “Legal Matters” in the Registration Statement as counsel for the registrant, CLS Holdings USA, Inc.

Sincerely,

CONNOR & CONNOR PLLC

/s/ Derek J. Connor

Derek J. Connor, Managing Partner

May 10, 2022

Date